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                                                                    EXHIBIT 23.4

                           CONSENT OF LEHMAN BROTHERS
                           --------------------------

     We hereby consent to the use of our opinion letter to the Board of Directors of Palm Beach National Holding Company ("the Company") attached as Appendix D to the Proxy Statement/Prospectus that is a part of The Colonial BancGroup, Inc.'s Registration Statement on Form S-4 (the "Prospectus") and to the references to our firm in the Prospectus under the headings "Summary - Our Reasons for the Merger," "Fairness Opinion," "The Merger - Background and Reasons for the Merger," "Fairness Opinion of Lehman Brothers Inc.," "Conditions to Consummation of the Merger," "Appendix A - Agreement and Plan of the Merger," and "Appendix D - Fairness Opinion of Lehman Brothers Inc." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                           LEHMAN BROTHERS INC.

                                           By: /s/ Emma Bailey
                                              ------------------------------
                                              Name: Emma Bailey
                                              Title: Vice President



New York, New York
July 11, 2002